UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Ranpak Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2020

Dear Fellow Stockholders:

2019 was a year of exciting change and progress at Ranpak. We finished the year with a solid performance and demonstrated improved execution capped off by impressive achievements in product innovation. I am extremely proud of the Ranpak team for finishing the year on strong note and demonstrably improving the efficiency of our business while investing for growth in 2020 and beyond.

The beginning of 2020 was also exciting for Ranpak.  In early March, we published our inaugural report on our environmental, social and governance performance.  That report, the Ranpak 2019 ESG Impact Report: Deliver a Better World, underscores that not only are we a leading provider of environmentally sustainable product protection solutions, but we also are committed to operating our business in an environmentally and socially responsible manner. The 2019 ESG Impact Report assesses various metrics and key performance indicators, based in part on SASB and GRI standards, to evaluate how well we have done.  I encourage you to read our 2019 ESG Impact Report, which can be found at www.ranpak.com/sustainability (the contents of which are not hereby incorporated by reference).

At the same time, more recently, the novel coronavirus (COVID-19) pandemic has considerably upended the social and economic life for billions of people worldwide.  As a part of the critical logistics infrastructure, however, Ranpak remains steadfast in its commitment to provide our customers across the globe with the environmentally friendly protective packaging materials that they rely on to ship their products.  In an environment of heightened uncertainty, we take great pride in being a reliable partner to our customers - many of which are experiencing unprecedented demand - and being an essential supplier our customers can count on. I have never been more proud of our team and the essential role we play in helping transport goods across the world safely, sustainably and, particularly in light of recent events, reliably to people and communities in need.

The Ranpak team has risen to the occasion to confront this new challenge and we believe that we will emerge from it even stronger than before.

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Ranpak Holdings Corp. at www.virtualshareholdermeeting.com/PACK2020 on May 28, 2020 at 10:00 a.m. Eastern time. In light of on-going developments related to the COVID-19 pandemic and after careful consideration, although we would have liked to have held this meeting in person, in order to protect our employees, shareholders and communities, we will be holding this year’s meeting virtually, via live webcast.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then.

Sincerely,

Omar M. Asali

Chairman of the Board of the Directors and

Chief Executive Officer

Ranpak Holdings Corp.

7990 Auburn Road

CONCORD TOWNSHIP, OH 44077

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 28, 2020

To the Stockholders of Ranpak Holdings Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ranpak Holdings Corp., a Delaware corporation (the “Company”), will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/PACK2020 on May 28, 2020, at 10:00 a.m. Eastern time for the following purposes:

1.	to elect the three directors named in the Proxy Statement as Class I directors of Ranpak Holdings Corp., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 2, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote:

1.	FOR the election of the three director nominees named in Proposal No. 1 of the Proxy Statement; and

2.	FOR the ratification of the appointment of Deloitte & Touche LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

2020 Virtual Annual Stockholder Meeting

In light of on-going developments related to the coronavirus (COVID-19) pandemic and after careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to protect the health and safety of our stockholders, Board, management and community. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/PACK2020. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m, Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the Virtual Meeting website on the meeting date.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED December 31, 2019, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR

ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

Notice and Access

The Notice of Annual Meeting of Stockholders to be held on May 28, 2020, the accompanying Proxy Statement and the Company’s 2019 Annual Report on Form 10-K are available, free of charge, at proxyvote.com.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our fiscal year 2019 Annual Report on Form 10-K. Stockholders can also request to receive future proxy materials in printed form by mail or electronically by email by contacting Investor Relations Department, at 440-354-4445, ir@ranpak.com or at 990 Auburn Road, Concord Township, OH 44077.

By Order of the Board of Directors

David Murgio
Chief Sustainability Officer & Secretary

April 14, 2020

table of contents

Page

Information About the Proxy Process and Voting	2
Proposal No. 1 Election of Directors	7
Proposal No. 2 Ratification of Selection of Independent Registered Public Accounting Firm	9
Corporate Governance	11
Certain Relationships and Related Person Transactions	16
Directors	19
Executive Officers	22
Executive Compensation	23
Director Compensation Table	28
Security Ownership of Certain Beneficial Owners and Management	29
Delinquent Section 16(a) Reports	31
Report of the Audit Committee of the Board of Directors	32
Additional Information	33

Ranpak Holdings Corp.
7990 Auburn Road
CONCORD TOWNSHIP, OH 44077

PROXY STATEMENT

FOR THE 2020 Annual Meeting OF STOCKHOLDERS
May 28, 2020

We have made available our proxy materials because the Board of Directors (the “Board”) of Ranpak Holdings Corp. (referred to herein as the “Company,” “Ranpak,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 28, 2020, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/PACK2020.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 2, 2020 (the “Record Date”) for the first time on or about April 17, 2020. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K (and the 2020 proxy statement) is also available on our website at ir.ranpak.com.

Information About the Proxy Process and Voting

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about April 17, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

The outstanding voting securities of Ranpak are shares of Class A common stock, $0.001 par value per share (the “Class A common stock”), and Class B common stock, $0.001 par value per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”). There were 64,339,215 shares of Class A common stock and no shares of Class B common stock outstanding as of April 2, 2020. There were also 6,511,293 non-voting shares of Class C common stock as of April 2, 2020. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 2, 2020, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.

•	To vote at the virtual Annual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the Virtual Meeting website on the meeting date.

•	To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed proxy card or on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the enclosed proxy card or on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a Proxy Card and voting instructions with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. To vote online at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.

We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How do I vote?

•	For Proposal No. 1, you may either vote “For” all of the Class I nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting. Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

How are votes counted?

Votes will be counted by an officer of the Company, the Inspector of Election appointed for the Annual Meeting, who will separately count:

•	For Proposal No. 1, votes “For,” “Withheld” and broker non-votes.

•	For Proposal No. 2, votes “For” and “Against,” abstentions and broker non-votes. Abstentions on Proposal No. 2 will be counted towards the vote and will have the same effect as “Against” votes.

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “—Which ballot measures are considered “routine” or “non-routine”?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

Proposal No. 1 is considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there will be broker non-votes on Proposal No. 1.

Proposal No. 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

How many votes are needed to approve the proposal?

With respect to Proposal No. 1, directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director and “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Investor Relations Department, at 440-354-4445, ir@ranpak.com or at 990 Auburn Road, Concord Township, OH 44077.

•	You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 16, 2020 to David Murgio, Secretary at Ranpak, 3 East 28th Street, 8th Floor, New York, New York 10016. Pursuant to our bylaws, in order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary, which must be received between December 29, 2020 and January 28, 2021; provided that if the date of that annual meeting is more than 30 days before or after May 28, 2021, notice must be received no earlier than 120 days prior to such annual meeting and no later than the 70th day prior to the annual meeting date or the 10th day following the day on which public announcement of the 2021 annual meeting date is first made by the Company. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present online at the virtual Annual Meeting represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Who can help answer my questions?

 If you have questions about the Proposals or if you need additional copies of the proxy materials you should contact our Investor Relations department at ir@ranpak.com or on 440-354-4445 or at: 7990 Auburn Road, Concord Township, OH 44077.

To obtain timely delivery, our shareholders must request the materials on or before May 14, 2020 to facilitate timely delivery.

Who will solicit and pay the cost of soliciting proxies?

Ranpak will pay the cost of soliciting proxies for the general meeting. Ranpak will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies.

Attending the 2020 Annual Meeting

In light of on-going developments related to coronavirus (COVID-19) and after careful consideration, the Board has determined to hold a virtual annual meeting in order to protect the health and safety of our shareholders, management, directors and our community. To vote at the virtual Annual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m., Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the Virtual Meeting website on the meeting date.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/PACK2020.

We encourage you to vote your shares prior to the Annual Meeting. If you would like to vote your shares at the Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/PACK2020. Have your proxy card or voting instruction form available when you access the virtual meeting web page.

Proposal No. 1
Election of Directors

The Company’s Board is presently composed of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Michael Gliedman, Steve Kovach and Alicia Tranen; Class II directors are Michael Jones, Thomas Corley and Robert King; and Class III directors are Omar Asali, Kurt Zumwalt and Salil Seshadri.

Class I directors standing for re-election at the Annual Meeting are Steve Kovach, Michael Gliedman and Alicia Tranen. Class II and Class III directors will stand for election at the 2021 and 2022 annual meetings of stockholders, respectively.

Each of the nominees for election as Class I directors is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class I directors would serve for three years and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board.

The following table sets forth information for the nominees who are currently standing for election:

Name	Age	Director Since
Michael Gliedman	56	2019
Steve Kovach	62	2019
Alicia Tranen (1)	47	2019

(1)	Member of the Audit and Compensation committees.

Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director.

Michael S. Gliedman, 56, has served as our Chief Technology Officer since March 2020. He has been a member of our board of directors since June 2019. Mr. Gliedman is also Managing Director of Blue Strat Advisors, a technology strategy and digital transformation consulting firm that he founded in November 2017. Blue Strat Advisors works with the holdings of Private Equity firms and family offices on the alignment of technology and business strategy. Prior to forming Blue Strat Advisors, Mr. Gliedman was Senior Vice President and Chief Information Officer for the National Basketball Association from July 1999 to July 2017, where he was responsible for identifying and applying technologies to enhance the fan experience, technology strategy formulation, systems design and implementation and cyber-security for the league. Prior to joining the NBA, Mr. Gliedman served as Senior Vice President, Application Development at Viacom from May 1997 to June 1999. Prior to joining Viacom, he was a Principal in the Media & Entertainment practice at Booz Allen & Hamilton, from October 1991 to May 1997. Mr. Gliedman received an M.B.A. with a concentration in Marketing from Columbia Business School and a B.A. in Computer Science from Brandeis University.

Mr. Gliedman’s qualifications to serve on our board of directors include: his extensive experience driving business focused technology initiatives — developed through years as a management consultant and as an operator at both Viacom and the NBA; his substantial expertise in digital marketing and social media; and his 18 years of corporate leadership experience as a senior executive at the NBA.

Steve A. Kovach, 62, has been a member of our board of directors since June 2019. Mr. Kovach is currently retired. He served as the President and Chief Executive Officer of Ranpak Corp. from August 2012 to June 2017. In this role, Mr. Kovach was responsible for overseeing the day-to-day activities of Ranpak and overall corporate strategy. Prior to that, he was a Senior Vice President and the Chief Financial Officer of Ranpak Corp. from September 1996 to July 2012 and was responsible for all financial reporting and managing Ranpak’s financial management personnel and systems, as well as the company’s human resource and information technology functions. He also served as a Director of Ranpak from April 2002 to June 2017. From July 1988 until July 1993, Mr. Kovach was employed by LDI Corporation in a variety of managerial positions including serving as Vice President, Finance. He was also a Manager, Financial Trading and held other professional positions at BP America from July 1984 to July 1988. Mr. Kovach received an M.B.A. from the University of Chicago and a B.S.B.A. in Finance from Miami University, Ohio.

Mr. Kovach’s qualifications to serve on our board of directors include: his corporate leadership experience, including his experience as the Chief Executive Officer and, prior to that, as the Chief Financial Officer of Ranpak; his substantial expertise in managing businesses, operations and business strategy in the protective packaging industry, including his 21 years as a senior executive at Ranpak; and his extensive experience in corporate finance.

Alicia M. Tranen, 47, has been a member of our board of directors since June 2019. Ms. Tranen is currently the Founder, General Partner and Portfolio Manager of Boulevard Capital Management, which she founded in June 2008. Boulevard Capital Management is an investment fund that primarily invests in public companies. Previously, she served as a Senior Analyst at Cantillon Capital, an $11 billion long-short equity hedge fund, from inception in February 2003 to March 2008. At Cantillon, Ms. Tranen was a senior member of the investment team. Prior to that, she was a Principal at RRE Ventures, a venture capital firm with $500 million in assets, from September 1999 to March 2002. While at RRE Ventures, Ms. Tranen served on the boards of directors, or as an observer to the board, of 10 RRE Ventures portfolio companies. From September 1994 to August 1997, Ms. Tranen was a Research Associate at Fidelity Management & Research Co, where she was responsible for research, analysis and coverage of over 100 public companies. Ms. Tranen currently serves on the Advisory Board of the Socal Food Allergy Institute. Ms. Tranen received an M.B.A. from Harvard Business School and a B.A. in Economics from Tufts University.

Ms. Tranen’s qualifications to serve on our board of directors include: her strong business and financial acumen, including the ability to read operational financials and balance sheets; her extensive experience as an investor in public companies of all sizes across multiple industries; her background evaluating the financial performance of late stage private companies and public companies; and her experience as a director and/or a significant shareholder in numerous companies.

THE BOARD RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS I NOMINEES

Proposal No. 2
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board has engaged Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (“fiscal year 2020”), and is seeking ratification of such selection by our stockholders at the Annual Meeting. A representative of Deloitte is not expected to be present at the Annual Meeting and thus will not make a statement or be available to respond to questions.

Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Change in Independent Registered Public Accountant Firm

As previously disclosed, on June 5, 2019, the Audit Committee of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of June 6, 2019, in connection with the closing of the business combination whereby we acquired all of the issued and outstanding shares of common stock of Rack Holdings, Inc., a Delaware corporation, pursuant to the terms of the stock purchase agreement dated, as of December 12, 2018, by and among the Company, Rack Holdings, Inc. and Rack Holdings, L.P. (the “Business Combination”). The reports of Withum on the Company’s financial statements for the year ended December 31, 2018 and the period from July 13, 2017 (inception) to December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern if the Company did not complete a business combination by January 22, 2020.

During the period from July 13, 2017 (inception) to December 31, 2017, the fiscal year ended December 31, 2018 and for and the subsequent interim period through June 4, 2019, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the disclosures set forth above and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated June 6, 2019, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2019.

On June 6, 2019, the Company engaged Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The decision to engage Deloitte as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the period from July 13, 2017 (inception) to December 31, 2017, the Company’s most recent fiscal year ended December 31, 2018 and for and the subsequent interim period through June 4, 2019, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

A representative of Withum is not expected to be present at the Annual Meeting and thus will not make a statement or be available to respond to questions.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to Deloitte and Withum during the fiscal year ended December 31, 2019 (“fiscal year 2019”) and Withum during the fiscal year ended December 31, 2018 (“fiscal year 2018”). The Audit Committee approved all of the fees described below.

	Fiscal Year Ended
	December 31, 2019	December 31, 2018
	(in thousands)
Audit Fees(1)	$1,215,268	$49,000
Tax Fees	249,949	—
Audit-Related Fees	117,259	—
All Other Fees	—	—
Total Fees	$1,582,476	$49,000

(1)	Audit fees for fiscal year 2019 consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements, and review of the financial statements included in the Company’s Form 10-Q filings and services that are normally provided by Deloitte in connection with regulatory filings. Audit fees for fiscal year 2018 consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and services that were normally provided by Withum in connection with regulatory filings.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. This policy is set forth in the charter of the Audit Committee, available at ir.ranpak.com.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Corporate Governance

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board is currently composed of nine directors. The number of directors is fixed by our Board, subject to the terms of our certificate of incorporation and our bylaws.

Our certificate of incorporation and our bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms as follows:

(1) Our Class I directors are Messrs. Gliedman, Kovach and Ms. Tranen, and they are nominated for re-election at the Annual Meeting.

(2) Our Class II directors are Messrs. Corley, Jones and King, with terms expiring at the 2021 annual meeting of stockholders.

(3) Our Class III directors are Messrs. Asali, Seshadri and Zumwalt, with terms expiring at the 2022 annual meeting.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (other than a vacancy created by an increase in the size of the Board) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the Board serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the Board is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Number and Terms of Office of Officers and Directors

Our officers are appointed by the Board and serve at the discretion of the board of directors, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our certificate of incorporation and our bylaws as it deems appropriate. Our certificate of incorporation and our bylaws provide that our officers may consist of a chief executive officer, a president, a chief financial officer, one or more vice president, a secretary, a treasurer and such other offices as may be determined by the Board. In addition, two of our anchor investors each have the right to designate one observer to our Board.

Independence of the Board of Directors

Our Board is currently composed of nine directors, five of whom qualify as independent within the meaning of the independent director guidelines of the NYSE. Messrs. Corley, King, Seshadri and Zumwalt and Ms. Tranen are “independent directors” as defined in the rules of the NYSE and applicable SEC rules and regulations.

The rules of the NYSE require that a majority of our Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).

Consistent with our Corporate Governance Guidelines and Charter of our Nominating and Corporate Governance Committee, our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and as a result of this review, and upon recommendation of the Nominating and Corporate Governance

Committee, our Board of Directors determined that each of Messrs. Corley, King, Seshadri and Zumwalt and Ms. Tranen are independent.

Board Leadership Structure

Mr. Asali serves as both our Chief Executive Officer and the Chairman of the Board of Directors. In the ordinary course, the Board of Directors meets in executive session amongst non-management directors, which are presided over by an independent director, at each regularly scheduled quarterly Board meeting. Additionally, the Board of Directors meets in executive session at non-regularly scheduled Board meetings at the discretion of the non-management directors. We also have fully independent Audit, Nominating and Corporate Governance and Compensation committees along with governance practices that promote independent leadership and oversight.

The Board of Directors believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board of Directors will continue to periodically review its leadership structure.

Our Corporate Governance Guidelines are available on our website at ir.ranpak.com.

Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the committees reports to the Board as they deem appropriate and as the Board may request. The charter of each committee is available on our website at ir.ranpak.com.

Audit Committee

Our Audit Committee is currently composed of Messrs. King and Corley and Ms. Tranen, with Mr. King serving as the chair of the committee. Mr. Zumwalt has been appointed to replace Mr. Corley as a member of the Audit Committee, as of the date of our 2020 Annual Meeting. Our Board has determined that each member of the Audit Committee and Mr. Zumwalt meet the independence requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE and all members of the Audit Committee meet the financial literacy requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE. Our Board has determined that all members qualify as “Audit Committee financial experts” as defined under SEC rules.

Our Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee charter details the principal responsibilities of the Audit Committee, including:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies; and

•	reviewing and approving all payments made to the Company’s existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of the audit committee will be reviewed and approved by the board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

Our Compensation Committee is composed of Messrs. Seshadri and King and Ms. Tranen, with Mr. Seshadri serving as the chair of the committee. Our Board has determined that each of Messrs. Seshadri and King and Ms. Tranen qualify as independent under the applicable rules of the NYSE, and each will be “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee,  reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee charter details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the chief executive officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing the Company’s executive compensation policies and plans;

•	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in the Company’s annual proxy statement to the extent required; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.

Nominating and Corporate Governance Committee

Our Nominating and Corporate governance Committee is currently composed of Messrs. Corley and Seshadri, with Mr. Corley serving as the chair of the committee. Prior to his appointment as our Chief Technology Officer in

March 2020, Mr. Gliedman was also a member of our Nominating and Corporate Governance Committee. Mr. Zumwalt has been appointed as a member of our Nominating and Corporate Governance Committee as of the date of our 2020 Annual Meeting. Each of Messrs. Corley, Seshadri and Zumwalt is an independent director under the applicable rules of the NYSE relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is primarily responsible for assisting the board in:

•	identifying, screening and reviewing individuals qualified to serve as directors, including nominees recommended by stockholders, and recommending to the Board candidates for nomination for election at the annual general meeting of shareholders or to fill vacancies on the Board;

•	developing, recommending to the board of directors and overseeing implementation of the Company’s corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company; and

•	reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.

Compensation Committee Interlocks and Insider Participation

The following directors served on our Compensation Committee in 2019: Messrs King and Seshadri and Ms. Tranen. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees that complies with the rules and requirements of the NYSE. The Code of Ethics is available on our website (ir.ranpak.com). In addition, a copy of the Code of Ethics will be provided without charge upon request from us. The Company intends to disclose any amendments to or waivers of certain provisions of the Code of Ethics in a Current Report on Form 8-K.

Hedging Policy

We prohibit all our directors, our executive officers and our employees from engaging in short sales of our securities; transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities; and hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, designed to decrease the risks of ownership of our securities. However, holding and exercising employee stock options, RSUs, Performance RSU or other equity-based awards granted under our equity compensation plans is not prohibited.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met five times during fiscal year 2019. The Audit Committee met five times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met three times. During fiscal year 2019, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Directors then in service did not attend the 2019 annual shareholders meeting of our predecessor company.

Stockholder Communications with the Board

Should stockholders or other interested parties wish to communicate with the Board, non-management directors as a group or any specified individual directors, including with respect to recommendations for director nominees, such correspondence should be sent to the attention of David Murgio, Secretary at Ranpak, 3 East 28th Street, 8th

Floor, New York, New York 10016. The Secretary will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties and responsibilities may be discarded or otherwise addressed by the Secretary.

Director Nomination Considerations

In making recommendations to the Company’s Board of nominees to serve as directors, the Nominating and Corporate Governance committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including enhanced independence, financial literacy and financial expertise. In evaluating Director nominees, the Board with assistance of the Nominating and Corporate Governance Committee, evaluates a nominee’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. Moreover, the nomination and corporate governance committee also determines as necessary whether it may be appropriate to add or remove individuals from the Board after considering issues of judgment, diversity, age, skills, background and experience.

Presiding Director

The non-management directors may select an independent director to serve as presiding director for each executive session of the Board. Interested parties can communicate with the non-management directors as a group by contacting David Murgio, Secretary, at 3 East 28th Street, 8th Floor, New York, New York 10016.

Role of the Board in Risk Oversight

The Board oversees our risk management. The Board of Directors, directly and through audit committees carries out this oversight role by reviewing the Company’s policies and practices with respect to risk assessment and risk management, and by discussing with management the risks inherent in the operation of our business.

Environmental, Social and Governance (ESG)

Environmental, Social and Governance (“ESG”) practices are important to Ranpak’s strategy, business, culture and purpose. In conducting our business we strive to give back to the communities in which we work and minimize our environmental impact. To highlight this commitment, in early 2020 we published our ESG Impact Report for 2019, Deliver a Better World. For more information on this report please visit our website ranpak.com/sustainability, the contents of which are not hereby incorporated by reference.

Certain Relationships and Related Person Transactions

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock (“significant shareholders”), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”

Larry Thomas, a former executive officer, entered into a separation agreement in connection with his termination of service with the Company that provided that the Company would continue to pay him his base salary ($295,800) for the twelve month period following his termination of employment and a prorated bonus for 2019 based on actual performance ($4,930).

Shared Services Agreement

On June 3, 2019, upon the closing of the Business Combination, we entered into a shared services agreement (the “Shared Services Agreement”) with one of our significant shareholders, One Madison Group LLC (the “Sponsor”), pursuant to which the Sponsor may provide or cause to be provided to certain services to us. The Shared Services Agreement provides for a broad array of potential services, including administrative and “back office” or corporate-type services and requires us to indemnify the Sponsor in connection with the services provided by the Sponsor to us. Total fees paid by us under the Shared Services Agreement amounted to approximately $0.4 million in 2019.

Registration Rights Agreement

As a result of the Business Combination and entered simultaneously with the Shared Service Agreement, we are a party to a registration rights agreement with certain security holders, including Omar Asali (our Chairman and Chief Executive Officer) Bharani Bobba (our Chief Financial Officer until June 3, 2019), Thomas Corley, Michael Jones, Robert King and Salil Seshadri (our directors), and the Sponsor, JS Capital, Soros Capital L.P., BSOF Master Fund L.P. and BSOF Master Fund II L.P. (our significant holders). The agreement requires us to maintain an effective resale shelf registration statement for the benefit of such security holders until they are permitted by law to freely sell their securities without registration or no longer hold Ranpak securities.

Forward Purchase Agreements

We entered into forward purchase agreements (as amended, the “Forward Purchase Agreements”) in connection with our initial public offering pursuant to which certain accredited investors (the “Anchor Investors”), including JS Capital, LLC (our significant shareholder), Soros Capital LP (our significant shareholder), Omar Asali (our Chairman and Chief Executive Officer) and Salil Seshadri (our director), agreed to purchase an aggregate of 15,000,000 Class A shares and Class C shares, plus 5,000,000 redeemable warrants, for a purchase price of $10.00 per Class A share or Class C share, as applicable, or $150,000,000 in the aggregate, in a private placement to close concurrently with the closing of the Business Combination.

Founder Shares

On June 3, 2019, upon the closing of the Business Combination, the original 11,250,000 Class B ordinary shares issued to the Sponsor and the Anchor Investors in private placements prior to our initial public offering converted on a one-for-one basis into 6,663,953 shares of Class A common stock and 731,383 shares of Class C common stock (the “founder shares”). As of the closing of the Business Combination, an aggregate of 2,940,336 founder shares owned by the Sponsor were subject to certain transfer restrictions, including an earnout provision, pursuant to the terms of the certain securities subscription agreement, dated as of July 18, 2017 (the “Securities Subscription Agreement”), as amended on December 1, 2017 and May 13, 2019 (the “Sponsor Earnout

Amendment”), by and between the Company and the Sponsor. In addition, on May 13, 2019, the Company and JS Capital LLC (our significant shareholder) entered into an earnout agreement (the “Anchor Earnout Agreement”), pursuant to which JS Capital LLC agreed to an earnout provision with respect to the 3,750,000 founder shares issued to the anchor investors. While subject to these restrictions, these shares may not be disposed of except in accordance with such restrictions.

In addition, 157,500 shares of Class A common stock held by BSOF Master Fund L.P. and BSOF Master Fund II L.P (our significant holders) will be surrendered for no consideration unless, prior to the fifth anniversary of the Business Combination, either (A) the closing price of our Class A common stock equals or exceeds $12.25 per share (in each case as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period or (B) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all ordinary shareholders having the right to exchange their common stock for consideration in cash, securities or other property which equals or exceeds $12.25 per share (in each case as adjusted for share splits, dividends, reorganizations, recapitalizations and the like).

Securities Subscription Agreements

Pursuant to the Securities Subscription Agreement, as amended, certain shareholders, including JS Capital, LLC (our significant shareholder), Omar Asali (our Chairman and Chief Executive Officer) and Salil Seshadri (our director) may be required to surrender to the Company their founder shares if the closing price of the Class A common stock (or any successor class of listed common shares) equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period or we complete a liquidation, merger, share exchange or other similar transaction that results in all of our common shareholders having the right to exchange their common equity for consideration in cash, securities or other property which equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) in the ten year period following the consummation of the Business Combination (the “Earnout”).

Reallocation Agreement

On November 12, 2018, we entered into a reallocation agreement with certain investors, including JS Capital, LLC (our significant shareholder), Soros Capital LP (our significant shareholder), Omar Asali (our Chairman and Chief Executive Officer) and Salil Seshadri (our director), who provided equity financing for the Business Combination under the Forward Purchase Agreements and the Securities Subscription Agreements, pursuant to which the shares subject to the Anchor Earnout and the rights to acquire 5,000,000 warrants to purchase Class A shares arising under the Forward Purchase Agreements were reallocated among all equity financing investors pro rata based on the aggregate amount of equity financing provided by such equity financing investors under the Forward Purchase Agreements and the Securities Subscription Agreements.

Warrant Exchange Agreement

On March 27, 2019, we entered into a warrant exchange agreement with certain investors, including JS Capital, LLC (our significant shareholder), Soros Capital LP (our significant shareholder), Omar Asali (our Chairman and Chief Executive Officer) and Salil Seshadri (our director), pursuant to which 7,429,256 of the then-outstanding private placement warrants were canceled by the Company in exchange for 742,926 shares of Class A common stock (a 10:1 ratio) in connection with the closing of the Business Combination.

Public Offering of Class A Common Stock

On December 11, 2019 we entered into an underwriting agreement with Craig-Hallum Capital LLC, as sole underwriter (the “Underwriter”), in connection with the issuance and sale by the Company of 15,384,616 shares of our Class A common stock at a public offering price of $6.50 per share, less underwriting discounts. JS Capital Management LLC, our significant shareholder, purchased 4,615,384 shares of our Class A common stock from the Underwriter at the public offering price of $6.50 per share, for an aggregate purchase price of $30 million, on the same terms as those for all other investors.

Employment Agreements

Please see “Executive Compensation” for information on the compensation and employment arrangements with our executive officers.

Indemnification Agreements

Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law. In addition, we have entered into customary indemnification agreements with certain of our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Person Transactions Policy

Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest. Each director and executive officer must promptly notify the Secretary of any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, and the Secretary shall notify the committee of the Board of Directors with responsibility for corporate governance of any such disclosure.

Directors

The following table sets forth the name, age as of April 14, 2020 and position of the nominees for election at the Annual Meeting and current directors of Ranpak Holdings Corp. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Messrs. Gliedman and Kovach and Ms. Tranen is set forth above in “Proposal No. 1 Election of Directors”). The Board does not have a specific diversity policy, but considers diversity, including age, gender identity, race, sexual orientation, physical ability, ethnicity and perspective, in evaluating candidates for Board membership.

Name	Ag	Position	Independent
Omar M. Asali	49	Chairman and Chief Executive Officer
Michael A. Jones	57	Vice Chairman and Managing Director, North America
Thomas F. Corley(1)(3)	57	Director	✓
Robert C. King(1)(2)	61	Director	✓
Steve A. Kovach	62	Director
Salil Seshadri(2)(3)	43	Director	✓
Michael S. Gliedman	56	Director and Chief Technology Officer
Alicia M. Tranen(1)(2)	47	Director	✓
Kurt Zumwalt (4)	51	Director	✓

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Has been appointed as a member of our Audit Committee and Nominating and Corporate Governance Committee (to replace Mr. Corley) effective the date of our 2020 Annual Meeting

Omar M. Asali,  49, has served as our Chief Executive Officer since August 2019 and Chairman of our board of directors since June 2019. Previously, he was Chairman of the board of directors and Chief Executive Officer of One Madison from July 2017 to June 2019. Mr. Asali served as President and Chief Executive Officer of HRG from March 2015 until April 2017, as President of HRG effective as of October 2011 and as Acting President since June 2011. Mr. Asali also served as a director of HRG from May 2011 to April 2017. Mr. Asali was responsible for overseeing the day-to-day activities of HRG, including M&A activity and overall business strategy for HRG and HRG’s underlying subsidiaries. Mr. Asali was directly involved in all of HRG’s acquisitions across all sectors, and he was actively involved in HRG’s management and investment activities. Mr. Asali was also the Vice Chairman of Spectrum Brands and a member of the board of directors of FGL, Front Street Re Cayman Ltd. and NZCH Corporation (formerly, Zap.Com Corporation), each a subsidiary of HRG. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital. Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs HFS where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech.

Mr. Asali’s qualifications to serve on our board of directors include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at HRG and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

Michael A. Jones, 57, has served as our Vice Chairman and Managing Director, North America since September 2019. He has Mr. Jones served as Chief Customer Officer of Lowe’s Companies, Inc. from May 2014 through October 2016. In this role, Mr. Jones was responsible for store environment, merchandising, customer experience, marketing, strategy and research for Lowe’s U.S. stores operations. Prior to this role, Mr. Jones served as the Chief Merchandising Officer of Lowe’s Companies Inc. since January 2013. In this capacity, Mr. Jones was responsible for both domestic and global sourcing for the merchandising offering for Lowe’s U.S. stores, and U.S. pricing operations. Mr. Jones served as Head of Business Unit Americas and Executive Vice President at Husqvarna AB from June 2011 to January 2013. In this role, Jones led sales, service and manufacturing operations for Husqvarna’s North and Latin American businesses. Prior to this role, Mr. Jones served as Head of Sales and Service for North and Latin America at Husqvarna AB since October 2009. Mr. Jones served as the General Manager of Cooking Products within the appliances division of General Electric (“GE”) from June 2007 to October 2009, and from 1994 to 2007, held various leadership positions with GE in Sales, Service, Product Management and international business. He began his career at GE in appliance builder sales, and held roles with increasing responsibility during his time at GE, including Chief Commercial Officer in Europe, Middle East and Africa and for GE Consumer and Industrial. He is currently on the Board of Johnson C. Smith University, and Health Services for Children with Special Needs in Washington, DC. Mr. Jones received a Bachelor’s Degree in business administration from California Coast University in Santa Ana, California.

Mr. Jones’s qualifications to serve on our board of directors include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his sell-side and buy-side analyst experience including presentations to analyst and investors and business positioning; his substantial experience in strategy development and extensive leadership positions in various companies.

Thomas F. Corley, 57, has been a member of our board of directors since July 2017. Mr. Corley served as the Executive Vice President, Chief Global Revenue Officer for Catalina responsible for all worldwide engagements, retailer and manufacturer revenue from October 2017 to January 2020. Mr. Corley previously served as Chief Operating Officer of Acosta, Inc. from January 2016 until December 1, 2016. While at Acosta, Mr. Corley oversaw the Sales and Foodservice divisions, designed operating strategies, developed a differentiated sales organization and cultivated excellent customer relationships. Prior to serving at Acosta, Mr. Corley held several senior roles at Kraft Foods Group over a thirty two year tenure. Mr Corley served as an Executive Vice President and President of Retail Sales and Foodservice from October 2012 through July 2015. Prior to that, Mr. Corley served as Senior Vice President of Sales from June 2009 to October 2012. His additional roles at Kraft included Vice President of Walmart/Customer Development Organization, Area Vice President, East Customer Development Organizations and Area Vice President of South Area Field Sales Organization. Mr. Corley has extensive experience with customer collaboration, new business development, field sales commercialization, acquisition integration and organizational development. Mr. Corley received a Bachelor’s Degree from the University of St. Thomas in Minnesota.

Mr. Corley’s qualifications to serve on our board of directors include his 35 years of industry experience, senior leadership roles at Kraft Foods Group, global and data services experience at Catalina and senior relationships across the CPG/Retail industry. Mr. Corley also serves on the Board Of Directors at PRE-Brands, Advantage Sales and Marketing and is a CEO Advisor to Jyve, Inc.

Robert C. King, 61, has been a member of our board of directors since July 2017. Mr. King served as the Chief Executive Officer of CytoSport, Inc. from June 2013 to August 2014. Prior to joining Cytosport, Mr. King served as an Advisor to TSG Consumer Partners from March 2011 to July 2013. Mr. King spent 21 years in the North America Pepsi system from 1989 to 2010. Before joining the North America Pepsi system, Mr. King worked in various sales and marketing positions with E&J Gallo Winery from 1984 to 1989 and with Procter & Gamble from 1980 to 1984. Previously, Mr. King served as an Executive Vice President and President of North America at Pepsi Bottling Group Inc. from November 2008 to 2010, with responsibility for all PBG business in the United States, Canada and Mexico. He served as the President of PBG’s North American business at Bottling Group from December 2006 to November 2008. Mr. King served as the President of North American Field Operations at Pepsi Bottling Group Inc. from October 2005 to December 2006. He served as Senior Vice President and General Manager of Pepsi Bottling Group’s Mid-Atlantic Business Unit from 2002 to 2005. Mr. King joined Pepsi-Cola North America in 1989 as a Business Development Manager. Mr. King served as a General Manager of Pepsi Bottling Group’s Sacramento Market Unit since 1992 and then served as a Vice President of Customer Development in the Mid-Atlantic Business Unit since 1994. Mr. King served as a General Manager of the New Jersey Market Unit at Pepsi Bottling Group from 1996 to 1998 and then served as the North America Vice President of On-Premise Sales since 1998. Mr. King served as Vice President of National Sales and Field Marketing at Pepsi Bottling Group since December 1999. He served as a Senior Vice President of National Sales and Field Marketing at Pepsi Bottling Group since 2001. Mr. King has served as a Director and advisor to CytoSport, Island Oasis Frozen Cocktail Co., Inc. and Neurobrands, LLC, a producer of premium functional beverages, and Exal Corporation.

Mr. King has been an Executive Advisory Partner at Wind Point Partners and Chairman of Gehl Foods, a WPP portfolio company since May 2015. Mr. King is also a Director of Freshpet Inc. since November 2014. Currently, Mr. King serves as a Chairman of Arctic Glacier, a Carlyle LLC portfolio company, since August 2017. Mr. King received a Bachelor of Arts in English from Fairfield University.

Mr. King’s qualifications to serve on our board of directors include: his corporate leadership and public company experience; and his more than 39 years of substantial expertise in managing businesses and operations in the consumer packaged goods industry, including his 21 years in the North America Pepsi system.

Salil Seshadri, 43, has been a member of our board of directors since June 2019. Mr. Seshadri is the Chief Investment Officer and founding partner of JS Capital Management LLC, a private investment firm that he started with Jonathan Soros in January 2012. JS Capital invests across public and private markets with an emphasis on owning a handful of high quality, durable, operating businesses. Prior to joining JS Capital, Mr. Seshadri was a senior member of the investment team of Soros Fund Management, where he served from 2009 to 2011, with a focus on fundamentally oriented investments. Prior to joining Soros Fund Management, Mr. Seshadri was employed for nearly a decade by Goldman Sachs Group, Inc. At Goldman Sachs, Mr. Seshadri served as Vice President in Goldman Sachs’ Hedge Fund Strategies group from 2002 to 2008. Currently, Mr. Seshadri serves as a Board member or Observer for private companies such as Ezetap, Niyo and Anello Photonics. He also serves on the Investment Committee for the Ethical Culture Fieldston School in New York City. Mr. Seshadri received a B.A. in Economics, with a concentration in Psychology from Columbia University.

Mr. Seshadri’s qualifications to serve on our board of directors include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his extensive experience as an investor in public and private companies of all sizes across multiple industries; his background evaluating the financial performance of both public and private companies; and his experience as a director and/or a significant shareholder in numerous companies.

Kurt Zumwalt, 51, has been a member of our board of directors since March 2020. Mr. Zumwalt served as Treasurer of Amazon.com from 2014 to August 2019, where he led global cash and portfolio management, debt financing, foreign exchange, insurance and treasury-related technology infrastructure. Prior to joining Amazon.com as assistant treasurer in 2004, he served in various financial and treasury roles at PACCAR, ProBusiness Services, Wind River Systems and Intel Corporation. While at Amazon, Mr. Zumwalt was as member of Amazon’s SEC Filing Disclosure Committee as well as on the board of directors of over 100 Amazon Subsidiaries. He currently serves on the board of directors of Omeros Corporation, the United States Tennis Association (USTA) and the USTA Foundation. Mr. Zumwalt received an M.B.A. from the Foster School of Business at the University of Washington and a B.A. from the University of Pennsylvania.

Mr. Zumwalt’s qualification to serve on our board of directors include: his strong business and financial acumen, including expertise in accounting standards and with financial statements.

Executive Officers

The following table sets forth the name, age as of April 14, 2020 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Asali and Mr. Jones is set forth above under “Directors”).

Name	Age	Position
Omar M. Asali	49	Chief Executive Officer and Chairman
Trent Meyerhoefer	51	Chief Financial Officer
Antonio Grassotti	59	Managing Director, APAC
Eric Laurensse	56	Managing Director, Europe
Michael A. Jones	57	Vice Chairman and Managing Director, North America

Trent Meyerhoefer, 51, has served as our Chief Financial Officer since June 2019. Prior to joining Ranpak, Mr. Meyerhoefer served as the Senior Vice President and Treasurer of Eaton Corporation (“Eaton”), a global and diversified power management company, from August 2012 to April 2019, after joining the company in 1995 as a corporate development manager. From 1995 until 2012, Mr. Meyerhoefer held various positions at Eaton, including Manager of Strategic Planning, Director of Business Development, Director of Corporate Planning, Director of Capital Markets and Vice President and Assistant Treasurer. Prior to his joining Eaton, Mr. Meyerhoefer served as a Senior Consultant at Accenture Ltd. (then doing business as Anderson Consulting). Mr. Meyerhoefer earned a B.A. in Economics & Management from Albion College in Michigan and an M.B.A. from the Tuck School of Business at Dartmouth College in New Hampshire.

Antonio Grassotti, 59, has served as Managing Director, APAC since June 2019. He previously served as Managing Director of Ranpak for the regional activities in APAC from 2016 to June 2019. Prior to joining Ranpak, Mr. Grassotti served as Area Business Development Manager for Greatview Aseptic Packaging GmbH from 2010 to 2015. Mr. Grassotti has also worked for multinational corporations such as Alfa Laval AB, Mondi Packaging GmbH and Tetra Pak International SA. Mr. Grassotti received his MSc degree in Mechanical Engineering from The Royal Institute of Technology, Stockholm.

Eric Laurensse, 56, has served as Managing Director, Europe since June 2019. He previously served as Managing Director of Ranpak BV from July 2009 to June 2019. Prior to his tenure at Ranpak BV, Mr. Laurensse was employed by Momentive Performance Materials (formerly GE Silicones) as the Global Marketing Director from 2008 to 2009 and as the Human Resource Director before that. Prior to Momentive’s divesture, Mr. Laurensse served in a variety of roles at GE Silicones since 1996. Mr. Laurensse received his Bachelor in Business Administration from the HTS Bedrijfskunde in Eindhoven, The Netherlands.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation paid to each of the employees who served as our principal executive officer during our fiscal year ended December 31, 2019 and our two other most highly compensated executive officers during our fiscal year ended December 31, 2019.

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Omar Asali Chief Executive Officer and Chairman	2019	—	—		1,000,000		6,776	1,006,776
Trent Meyerhoefer Chief Financial Officer	2019	202,329	90,284		780,000	4,716	52,991	1,130,320
Michael Jones Vice Chairman	2019	—	—		1,000,000		6,294	1,006,294
J. Mark Borseth Former Chief Executive Officer	2019	291,154	44,000	(4)	725,200		219,845	1,280,199
	2018	400,000				45,000	39,962	484,962

(1)	Mr. Asali was appointed as Chief Executive Officer of the Company on August 13, 2019 replacing Mr. Borseth who terminated his employment with the Company on August 9, 2019. Mr. Meyerhoefer commenced employment with the Company on April 22, 2019.

(2)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2019, which includes time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“Performance RSUs”). The grant date fair value of Performance RSU awards was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures). For the 2019 amounts, the amount in the table includes the following values: (i) Performance RSUs ($1,000,000) for Mr. Asali, (ii) Performance RSUs ($450,000) and RSUs ($330,000) for Mr. Meyerhoefer, (iii) Performance RSUs ($1,000,000) relating to Mr, Jones’ service as an executive officer and (iv) Performance RSUs ($700,000) and RSUs ($25,200) for Mr. Borseth. The value of the Performance RSUs on the grant date, assuming that the highest level of performance conditions will be achieved, is $1,500,000 for Mr. Asali; $675,000 for Mr. Meyerhoefer; $1,500,000, for Mr. Jones; and $1,050,000 for Mr. Borseth.

(3)	Amounts under the “All Other Compensation” column for 2019 include: (i) for Mr. Asali, $6,776 in COBRA reimbursement payments, (ii) for Mr. Meyerhoefer, $5,949 and $314 for medical and dental insurance premiums, respectively, paid by the Company, $31 in life insurance premiums paid by the Company, $2,423 in 401(k) matching contributions, $4,000 in COBRA reimbursement payments and $40,274 in consulting fees, (iii) for Mr. Jones, $5,949 and $314 for medical and dental insurance premiums, respectively, paid by the Company and $31 in life insurance premiums paid by the Company and (iv) for Mr. Borseth, a car allowance of $8,650 (including insurance, maintenance and fuel), $11,899 and $627 for medical and dental insurance premiums, respectively, paid by Ranpak, $63 in life insurance premiums paid by Ranpak, $8,232 in 401(k) matching contributions and $190,374 in severance that Mr. Borseth received in connection with his departure from the Company on August 9, 2019.

(4)	Amount represents a one-time cash bonus paid by the Company to Mr. Borseth in connection with the Business Combination.

Narrative Disclosure to the Summary Compensation Table

Executive Employment Agreements

The Company entered into offer letter agreements with Messrs. Asali, Jones and Meyerhoefer. The offer letters with Messrs. Asali and Jones, each effective as of June 3, 2019, provide for an award of Performance RSUs with a grant date fair value, at target, of $1,000,000, subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan, which is described more fully below. Performance RSUs are earned between 0% and 150% of target. Earned Performance RSUs vest ratably in three equal installments on each of January 1, 2020, 2021 and 2022, subject to continued employment through each applicable vesting date. The equity awards granted to Messrs. Asali and Jones described more fully in the section entitled “—Equity Awards” were the only compensation provided to them by the Company in exchange for their services in respect of 2019. Mr. Asali was not entitled to any additional compensation upon his appointment to CEO on August 13, 2019.

In addition, Mr. Jones is subject to non-solicitation restrictions for a period of 24 months following a termination of employment and non-competition restrictions for a period of 12 months following a termination of employment.

The Company entered into an offer letter agreement with Mr. Meyerhoefer effective as of April 2, 2019. As CFO, the offer letter provides that Mr. Meyerhoefer is entitled to an annual base salary of $350,000 per year and a target annual cash bonus equal to 60% of his base salary. Mr. Meyerhoefer’s offer letter also provides for an award of Performance RSUs with a grant date fair value at target of $450,000 and a one-time award of RSUs with a grant date fair value of $330,000. Both the earned Performance RSUs and the RSUs vest ratably in three equal installments on each of January 1, 2020, 2021 and 2022, subject to continued employment through each applicable vesting date.

In consideration of the fact that Mr. Meyerhoefer’s employment with the Company began in the middle of fiscal year 2019, his offer letter also provides for a one-time cash bonus catch-up grant and one-time RSU catch-up grant. To the extent, upon the application of the performance metrics, Mr. Meyerhoefer’s 2019 cash bonus results in the actual cash received being less than 50% of his pro-rata 2019 cash bonus target, Mr. Meyerhoefer is entitled to an additional cash bonus catch-up grant in an amount so that his total cash bonus payment would be equal to 50% of his pro-rata 2019 cash bonus target plus $17,500. Mr. Meyerhoefer received $90,284 as a catch-up cash bonus in 2019. Additionally, to the extent, upon the application of the performance metrics, Mr. Meyerhoefer earned less than 50% of the target number of Performance RSUs, he is entitled to an additional RSU catch-up grant. Mr. Meyerhoefer received an RSU catch-up grant in 2020.

Mr. Meyerhoefer entered into a severance and non-competition agreement with the Company and Mr. Borseth entered into a severance and non-competition agreement and a subsequent separation agreement with the Company, which agreements are discussed below in the section entitled “— Termination and Change in Control Benefits.”

Annual Base Salary

Messrs. Meyerhoefer and Borseth received base salaries to compensate them for services rendered to the Company. The base salaries are intended to provide a fixed component of compensation that is commensurate with each executive’s experience, role and responsibilities.

The base salaries for 2019 are set forth in the Summary Compensation Table above.

Annual Incentive/Bonus Compensation

In 2019, Messrs. Borseth and Meyerhoefer were eligible to earn annual cash bonuses targeted at 70% and 60%, respectively, of their base salaries based on the attainment of adjusted EBITDA targets established by our Board.

The actual cash bonus awarded to Mr. Meyerhoefer for 2019 performance is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The actual cash bonus amount earned by Mr. Borseth for 2019 performance is set forth in the “All Other Compensation” column of the Summary

Compensation Table as such amounts are being paid to Mr. Borseth in connection with his departure from the Company on August 9, 2019, which are described more fully below in the section entitled “—Termination and Change in Control Benefits”.

Equity Awards

In connection with their appointment, the Compensation Committee approved grants of Performance RSUs to all of the NEOs with a grant date fair value, at target, of $1,000,000 for Messrs. Asali and Mr. Jones, $450,000 for Mr. Meyerhoefer and $700,000 for Mr. Borseth. Performance RSUs are earned between 0% and 150% of target based on the Company’s achievement of adjusted EBITDA metrics for fiscal year 2019. Earned Performance RSUs were scheduled to vest ratably in three equal installments on each of January 1, 2020, 2021 and 2022, subject to continued employment through each applicable vesting date. As set forth above in the section entitled “— Executive Employment Agreements”, Mr. Meyerhoefer was also granted a one-time award of RSUs with a grant date fair value of $330,000.

As set forth more fully below in the section entitled “—Termination and Change in Control Benefits”, in connection with Mr. Borseth’s termination of employment, 5,000 of his outstanding Performance RSUs were deemed earned and they vested on January 1, 2020. For the other NEOs, their outstanding Performance RSUs were forfeited as the performance target was not met in 2019. In March 2020, the Board determined that, in light of the failure to achieve the applicable performance target and the resulting forfeiture of the Performance RSUs, it was important for retention purposes to grant RSUs to each of the NEOs who forfeited Performance RSUs that vest with substantially the same time-vesting schedule (after deeming a level of performance) as the forfeited Performance RSUs.

Other Compensation

Retirement

The Company maintains a 401(k) retirement savings plan for its employees in the United States, including the NEOs, who satisfy certain eligibility requirements. Messrs. Meyerhoefer and Borseth are eligible to participate in the 401(k) plan on the same terms as other full-time employees and received matching contributions equal to 50% of the first 6% of their individual contributions.

Employee Benefits and Perquisites

All of the Company’s full-time employees, including the NEOs, are eligible to participate in the Company’s health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance. Prior to his termination of employment, the Company provided Mr. Borseth with a car allowance payment of $8,650, which included fuel, maintenance and insurance. No other NEO received a car allowance in 2019.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for the executive officers named in the 2019 Summary Compensation Table as of the end of our fiscal year ended December 31, 2019.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Omar Asali Chief Executive Officer	-	-	-	-
Trent Meyerhoefer Chief Financial Officer	33,776 (1)	275,274	-	-
Michael Jones Vice Chairman	-	-	-	-
J. Mark Borseth Former Chief Executive Officer	5,000 (3)	40,750	-	-

(1)	The RSUs vest ratably in three equal installments on each of January 1, 2020, 2021 and 2022.

(2)	The Performance RSUs granted to Messrs. Asali, Meyerhoefer and Jones were forfeited as of December 31, 2019 as the performance goals were not achieved.

(3)	In connection with Mr. Borseth’s termination, 5,000 of his outstanding Performance RSUs were deemed earned and they vested on January 1, 2020.

Termination and Change in Control Benefits

The Company entered into a severance and non-competition agreement with Mr. Borseth in May 2015, which was amended on April 12, 2017, and a Separation Agreement with Mr. Borseth on August 9, 2019 in connection with his termination of employment (collectively, the “Severance Agreements”). The Severance Agreements provide that in connection with Mr. Borseth’s termination of employment on August 9, 2019, subject to his compliance with the applicable restrictive covenants and signing a release of claims, he is entitled to receive the following: (i) a continuation of his base salary for 18 months following the separation date at the current annual rate of $450,000 (for a total of $675,000), (ii) his 2019 bonus based on 2019 performance, (iii) COBRA continuation premium payments for Mr. Borseth and his dependents for 6 months following the separation date, (iv) 5,000 of Mr. Borseth’s outstanding Performance RSUs will be deemed earned and vested on January 1, 2020 and (v) $22,500 in respect of Mr. Borseth’s accrued, but unused vacation.

The Company also entered into a severance and non-competition agreement with Mr. Meyerhoefer, which provides for payment of severance benefits upon a termination of employment by the Company without cause (as defined in the agreement) or by Mr. Meyerhoefer for good reason (as defined in the agreement). In the event of Mr. Meyerhoefer’s termination of employment without cause by the Company or his resignation for good reason, he is entitled to receive the following payments and benefits under the terms of his severance and non-competition agreement: (i) 12 months of base salary continuation, (ii) a pro-rata bonus for the year in which termination occurs, and (iii) payment of COBRA continuation premiums for himself and his dependents for the earlier of (x) 6 months or (y) becoming eligible for coverage under a substantially equivalent medical insurance plan by a subsequent employer. All severance payments are subject to the execution of a valid release of claims.

In addition, Mr. Borseth is subject to non-competition and non-solicitation restrictions for a period of 24 months following a termination of employment and Mr. Meyerhoefer is subject to non-solicitation restrictions for a period of 24 months following a termination of employment and non-competition restrictions for a period of 12 months following a termination of employment.

Equity Compensation Plans

2019 Omnibus Incentive Plan

Our Board adopted, and our stockholders approved, our 2019 Omnibus Incentive Plan (the “Incentive Plan”) in May 2019. The aggregate number of Class A ordinary shares of the Company reserved for issuance pursuant to awards under the Incentive Plan is equal to 4,118,055 Class A ordinary shares.

Any employee, director or consultant of the Company is eligible to receive an award under the Incentive Plan, to the extent that an offer of such award is permitted by applicable law, stock market or exchange rules and regulations, or any accounting or tax rules and regulations. The Incentive Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), restricted stock, restricted stock units, performance-based awards, other stock-based awards, or any combination thereof. Each award will be set forth in a separate grant notice or agreement and will indicate the type and terms and conditions of the award.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2019:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	483,299	N/A	3,634,756
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	483,299	-	3,634,756

Director Compensation TABLE

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for fiscal year 2019. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in fiscal year 2019. Mr. Asali is a member of our Board who also serves as Chief Executive Officer and therefore does not receive any additional compensation for his service as a director. Mr. Jones is a member of our Board who is also an NEO and any additional compensation that he received for his services as a director is disclosed in the Summary Compensation Table above.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)		Total ($)
Tom Corley	28,333	100,000			128,533
Michael Gliedman	25,000	100,000	45,000	(5)	170,000
Robert King	31,667	100,000			131,667
Steve Kovach	-	124,998			124,998
Salil Seshadri	3,333	124,998			128,331
Alicia Tranen	-	124,998			124,998

(1)	Mr. Zumwalt was elected to our Board in March 2020.

(2)	The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2019 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(3)	The amounts shown in this column relate to the annual RSU grant made to certain non-employee directors, as further described below under the heading “Director Compensation,” and, with respect to Messrs. Kovach and Seshadri and Ms. Tranen, also relate to fully vested shares of stock granted in lieu of cash for annual Board retainers, pursuant to their election. For the RSUs, the amounts reported in this column represent the grant date fair value of RSUs calculated in accordance with the provisions of ASC Topic 718.

(4)	Directors had aggregate outstanding RSUs at 2019 fiscal year-end as follows: Mr. Corley, 10,235; Mr. Gliedman, 10,235; Mr. King, 10,235; Mr. Kovach, 10,235; Mr. Seshadri, 10,235 and Ms. Tranen, 10,235.

(5)	Represents amounts related to a consulting agreement.

Director Compensation

Our independent directors receive an annual retainer fee of $75,000 for their board service, which will be paid quarterly in arrears and may be taken at the director’s election in the form of stock. Independent directors who serve as chairman of a committee of the Board will receive an additional $20,000 for their service as chairman on the Audit Committee and an additional $10,000 for their service as chairman on any other committee.

Our independent directors are also entitled to an annual equity grant in the amount of $100,000 which will be granted on the date of the annual shareholder’s meeting and will vest on the earlier of (i) the first anniversary of the grant date and (ii) the following annual meeting of the shareholders. For 2019, all of our independent directors received the annual equity grant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of April 2, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors, nominees and named executive officers; and

•	all directors and executive officers as a group.

A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2020.

The percentage of shares beneficially owned is computed on the basis of 71,019,547 shares of our common stock outstanding and 20,108,741 warrants, each exercisable for one Class A share, outstanding as of April 2, 2020. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, Ohio 44077.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number of Securities Beneficially Owned (1)	Percentage (2)
5% Stockholder
JS Capital, LLC (3)	32,718,530	35.9%
Alliance Bernstein (4)	4,656,499	5.1%
Arrowmark Colorado Holdings LLC (5)	7,549,240	8.3%
BSOF Entities (6)	7,085,000	7.8%

Directors and Executive Officers
Omar M. Asali (7)	5,517,329	6.1%
Trent Meyerhoefer (8)	50,540	*
Michael A. Jones (9)	94,118	*
Salil Seshadri (10)	553,084	*
Thomas F. Corley	70,235	*
Robert C. King	70,235	*
Michael S. Gliedman (11)	20,235	*
Steve A. Kovach	19,875	*
Alicia M. Tranen	19,875	*
Kurt Zumwalt	998	*
Mark Borseth	3,319	*
All directors, nominees and executive officers as a group (13 persons)	6,449,869	7.1%

*	Less than 1% of shares outstanding

(1)	The amounts reported include the following number of RSUs which will vest within 60 days of April 2, 2020: Mr. Seshadri, 10,235; Mr. Corley, 10,235; Mr. King, 10,235; Mr. Gliedman, 10,235; Mr. Kovach, 10,235 and Ms. Tranen, 10,235.

(2)	Applicable percentage ownership is based on 71,019,547 shares of common stock outstanding and 20,108,741 warrants outstanding on April 2, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of April 2, 2020. Under Rule 13d-3 of the SEC, certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares.

(3)	Includes 29,203,636 Class A shares, of which 2,636,170 shares that are subject to forfeiture if certain earnout targets are not met, and 3,514,894 warrants, each exercisable for one Class A share. According to a Form 4 filed with the SEC on December 13, 2019, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC and has sole voting and investment power with respect to the shares held by JS Capital LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106

(4)	Includes (i) 955,939 Class A shares owned by AB Cap Fund, Inc. - AB Small Cap Growth Portfolio, (ii) 347,507 Class A shares owned by Principal Funds, Inc. – Small Cap Growth Fund I, (iii) 237,001 Class A shares owned by Verizon Master Savings Trust, (iv) 163,578 Class A shares owned by Kaiser Foundation Hospitals, (v) 59,799 Class A shares owned by Schwab Institutional Trust Funds - Schwab Institutional Small Cap Trust Fund, (vi) 51,243 Class A shares owned by The District of Columbia Retirement Board, (vii) 37,908 Class A shares owned by AB Variable Products Series Fund, Inc. - AB Small Cap Growth Portfolio, (viii) 33,676 Class A shares owned by Bell Atlantic Master Trust, (ix) 29,929 Class A shares owned by Laborers' Pension Plan, (x) 27,630 Class A shares owned by Bakery and Confectionary Union and Industry International Pension Fund, (xi) 3,729 Class A shares owned by AXA Offshore Multimanager Funds Trust - AXA Offshore Moderate Multimanager Fund, (xii) 1,330 Class A shares owned by AXA Offshore Multimanager Funds Trust - AXA Offshore Aggressive Multimanager Fund and (xiii) 48 Class A shares owned by AXA Offshore Multimanager Funds Trust - AXA Offshore Conservative Multimanager Fund (collectively, the “AllianceBernstein Accounts”). AllianceBernstein L.P. is investment advisor to the AllianceBernstein Accounts. Neil Ruffell, in his position as Head of Portfolio Administration of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein Accounts. The address for the foregoing persons is 1345 Avenue of the Americas, New York, NY 10105.

(5)	Includes 6,034,587 Class A shares and 1,514,653 warrants, each exercisable for one Class A share, outstanding as of 12/31/19. Arrowmark Colorado Holdings LLC is located at 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(6)	Includes 4,525,000 Class A shares, of which 157,500 are subject to forfeiture if certain earnout targets are not met, and 2,560,000 warrants, each exercisable for one Class A share. According to a Schedule 13G filed with the SEC on June 12, 2019, BSOF Master Fund L.P. (“BSOF I”) directly holds 3,891,500 shares of Class A Common Stock and BSOF Master Fund II L.P. (“BSOF II” and together with BSOF I, the “BSOF Entities”) directly holds 633,500 shares of Class A Common Stock. In addition, BSOF directly holds warrants to purchase 2,201,600 shares of Class A Common Stock and BSOF II directly holds warrants to purchase 358,400 shares of Class A Common Stock. Blackstone Strategic Opportunity Associates L.L.C. (“BSOA”) is the general partner of each of the BSOF Entities. Blackstone Holdings II L.P. (“Holdings II”) is the sole member of BSOA. Blackstone Alternative Solutions L.L.C. (“BAS”) is the investment manager of each of the BSOF Entities. Blackstone Holdings I L.P. (“Holdings I”) is the sole member of BAS. Blackstone Holdings I/II GP Inc. (“Holdings GP”) is the general partner of each of Holdings I and Holdings II. The Blackstone Group L.P. (“Blackstone”) is the controlling shareholder of Holdings GP. Blackstone Group Management L.L.C. (“Blackstone Management”) is the general partner of Blackstone. Blackstone Management is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman

(7)	Mr. Asali directly holds 1,550,443 shares of common stock, of which 263,763 shares are subject to forfeiture if certain earnout provisions are not met. This amount includes 351,684 warrants with an exercise price of $11.50 and 27,277 vested restricted stock units that will settle within 60 days. Additionally, Mr. Asali is the sole managing member of One Madison Group LLC. Mr. Asali may be deemed to beneficially own the 2,577,480 shares of common held by One Madison Group LLC, all of which are subject to forfeiture if certain earnout provisions are not met, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali also controls Vivoli Holdings. Mr. Asali may be deemed to beneficially own the 1,389,406 class A shares held by Vivoli Holdings, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(8)	Includes 23,540 vested restricted stock units that will settle within 60 days.

(9)	Includes 34,118 vested restricted stock units that will settle within 60 days.

(10)	Includes 66,667 warrants with an exercise price of $11.50.

(11)	Includes 10,000 vested restricted stock units that will settle within 60 days.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2019, except for one Form 4 that was filed late by each of Messrs. Seshadri and Kovach and Ms. Tranen, in each case to report one transaction in fiscal year 2019.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Ranpak under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at ir.ranpak.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Ranpak’s audited financial statements as of and for fiscal year 2019.

The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with Deloitte their independence, and has received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of Ranpak’s audited financial statements as of and for fiscal year 2019.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2019 for filing with the SEC. The Audit Committee also has engaged Deloitte as our independent registered public accounting firm for fiscal year 2020 and is seeking ratification of such selection by the stockholders.

Audit Committee

Thomas F. Corley

Robert C. King, Chair
Alicia M. Tranen

Additional Information

Electronic Availability of Proxy Materials for the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on May 28, 2020: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2019 are available electronically at www.proxyvote.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Ranpak stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department at ir@ranpak.com or at 7990 Auburn Road, Concord Township, OH 44077. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, or oral request at 440-354-4445, a separate copy of the Form 10-K, Proxy Statement and Proxy Card or Notice of Internet Availability of Proxy Material to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for fiscal year 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Ranpak stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed our Investor Relations department at ir@ranpak.com or 7990 Auburn Road, Concord Township, OH 44077.

By Order of the Board of Directors

Omar M. Asali
Chairman and Chief Executive Officer

April 14, 2020

RANPAK HOLDINGS CORP. 7990 AUBURN ROAD CONCORD TOWNSHIP, OHIO 44077

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PACK2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12706-Z77094	KEEP THIS PORTION FOR YOUR RECORDS

D12706-Z77094 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RANPAK HOLDINGS CORP.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

1. Company Proposal - Election of Directors

Nominees:

01) Michael Gliedman 02) Steve Kovach 03) Alicia Tranen

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2. Company Proposal - Ratification of independent registered public accounting firm.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com.

D12707-Z77094

RANPAK HOLDINGS CORP.

Annual Meeting of Shareholders

May 28, 2020 10:00 AM, EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Omar Asali, William Drew, David Murgio and Michele Smolin, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RANPAK HOLDINGS CORP. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on May 28, 2020, via a live webcast at www.virtualshareholdermeeting.com/PACK2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side